EXHIBIT 4.2

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") is made and entered into as of March 7, 2007 by SpectRx, Inc. (the "Company") in favor of the Noteholders and the Agent that are parties to that certain Amended and Restated Loan Agreement dated March 1, 2007 (the "Agreement").

RECITALS

A.         The Company, the Noteholders and the Agent are parties to the Agreement.

B.         Section 3.1 of the Agreement provides for a New Closing on the date hereof.

C.         The New Closing has taken place on the date hereof in accordance with Section 3.1 of the Agreement.

D.         Section 3.1 of the Agreement further provides that the Company shall amend Schedule 1 to the Agreement to include all Loans made as of the New Closing.

E.         The Company wishes to execute this Amendment in favor of the Noteholders and the Agent to amend Schedule 1 to the Agreement to reflect all Loans made as of the New Closing.

            NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Agent hereby agree as follows:

            1. Interpretation. Unless otherwise specifically defined herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby", and each other similar reference, and each reference to "this Agreement" and each other similar reference contained in the Agreement, shall from and after the date hereof refer to the Agreement as amended by this Amendment.

            2. Amendment re: Schedule 1. Schedule 1 of the Agreement is hereby deleted in its entirety and replaced with Schedule 1 attached hereto.

            3. Effect of Amendment. Except as amended hereby, the terms of the Agreement shall remain in full force and effect without change.

[Signatures appear on the next page]

[Signatures to First Amendment to Amended and Restated Loan Agreement]

                IN WITNESS WHEREOF, the undersigned, thereunto duly authorized, has executed this Amendment as of the date first set forth above.

"Company"
SpectRx, Inc.

By:	/s/ Mark A. Samuels
Mark A. Samuels
Chief Executive Officer

EXHIBIT 4.2

Schedule 1

TO AMENDED AND RESTATED LOAN AGREEMENT DATED MARCH 1, 2007, AS AMENDED BY THIS AMENDMENT

SCHEDULE 1

Noteholders
Noteholder	Loan Principal Amount	Date of Loan	New Principal Amount	Warrant Shares

Original Noteholders:
Evan Fishel 3124 Fulton Street San Francisco, CA 94118	$50,000	09/20/2006	$53,107	81,703
Kuekenhof Equity Fund, LLP c/o Michael C. James 22 Church Street, Suite 5 Ramsey, NJ 07446	$100,000	09/22/2006	$106,137	163,288

Morgan Stanely DW, Inc. for
Christopher Jordan IRA
(Morgan Stanley DW, Inc.)
61 Laurelwood Drive
Colts Neck, NJ 07722
491 Harborside Financial Ctr., Plaza 3
Jersey City, NJ 07311
Attn: IRA Non-Traditional Investments

	$25,000 $15,000	10/12/2006 01/23/2007	$26,342 $15,213	40,527 23,404
Mark A. Samuels 4955 Avalon Ridge Parkway, Suite 300 Norcross, GA 30071	$33,334	06/28/2006	$36,479	56,122
Richard L. Fowler 4955 Avalon Ridge Parkway, Suite 300 Norcross, GA 30071	$33,333	06/28/2006	$36,478	56,120
William Arthur, III 2010 Tavistock Court Alpharetta, GA 30022	$33,333	06/28/2006	$36,478	56,120

GT Noteholders:
Jamie Halegoua c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan	$100,000	02/02/2006	$110,740	170,369
Isaak & Audrey Halegoua, Jt. Tenants c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan	$200,000	02/02/2006	$221,479	340,738
Simon Halegoua c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan	$150,000	02/02/2006	$166,110	255,553
Germain Halegoua Annuity Trust FBO Jamie Halegoua 6/16/95 c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan	$100,000	02/02/2006	$110,740	170,369
Germain Halegoua Annuity Trust FBO Jason Halegoua 6/16/95 c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan	$50,000	02/02/2006	$55,370	85,184
Germain Halegoua Annuity Trust FBO Rachel Halegoua 6/16/95 c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan	$50,000	02/02/2006	$55,370	85,184
Germain Halegoua Annuity Trust FBO Germaine Halegoua 6/16/95 c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan	$50,000	02/02/2006	$55,370	85,184
Catherine Tinney Rome Profit Sharing c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan	$25,000	02/02/2006	$27,685	42,592
Bob Bowie 16 Kings Lane St. Simons Island, GA 31522	$375,000	02/02/2006	$415,274	638,883
Susan M. Imhoff Cottage 441, 55 Rutledge Land Sea Island, GA 31561	$50,000	02/02/2006	$55,370	85,184
John E. Imhoff Cottage 441, 55 Rutledge Land Sea Island, GA 31561	$100,000	02/02/2006	$110,740	170,369
John and Susan Imhoff, Joint Tenants Cottage 441, 55 Rutledge Land Sea Island, GA 31561	$225,000	02/02/2006	$249,164	383,330

Noteholder	Loan Principal Amount	Date of Loan	Warrant Shares
New Noteholders:

Evan Fishel 3124 Fulton Street San Francisco, CA 94118	$75,000	03/01/2007	115,385
Kuekenhof Equity Fund, LLP c/o Michael C. James 22 Church Street, Suite 5 Ramsey, NJ 07446	$400,000	03/01/2007	615,385
Opaline International, Inc P. O. Box N-4837, Bayside Executive Park West Bay St., Nassau, Bahamas	$300,000	03/01/2007	461,538
Walter J. Weadock 22 Deer Path Lane Colts Neck, NJ 07722	$250,000	03/01/2007	384,615
Dayton Holdings International, Inc. 292 5th Avenue New York, NY 10001-4513	$100,000	03/01/2007	153,846
Ronald W. Hart 4821 Crestwood Drive Little Rock, AR 72207	$100,000	03/01/2007	153,846
Brian Smouha 97 West Eaton Place Mens London, SWIXBLY, UK	$100,000	03/01/2007	153,846
Claude Mosseri-Marlio c/o Credit Suisse 1-3 Rue De La Monnaie CH-1211 Geneve 70, Switzerland	$99,975	03/01/2007	153,808
Andrew J. Lenza 83 Carriage Hill Drive Colts Neck, NJ 07722	$50,000	03/01/2007	76,923
21st Century Digital Industries Fund LP c/o Richard Stewart 960 Pines Lake Drive West Wayne, NJ 07470	$50,000	03/01/2007	76,923
Jeffrey Belmont 39 Spruce Drive E. Northport, NY 11731	$50,000	03/01/2007	76,923
Mildred S. Christian 6134 Mechanicsville Road P.O. Box 56 Mechanicsville, PA 18934	$50,000	03/01/2007	76,923
Richard Smouha 13 Cmeuin De Concmes Concmes, Geneve, Switzerland	$49,982.50	03/01/2007	76,896
Richard W. Enersen 131 Buckelew Street Sausalito, CA 94965	$50,000	03/01/2007	76,923
Maryse Hops 201-710 Chilco Street Vancouver, BC V6G 2P4	$25,000	03/01/2007	38,462
Lavorsia D. Jordan 6 Beaver Dam Road Colts Neck, NJ 07722	$25,000	03/01/2007	38,462
Marshall Etra IRA 250 East 73rd Street, #4-G New York, NY 10021-4311	$25,000	03/01/2007	38,462
David Naggar 780 Riverside Drive, Apt. 9-F New York, NY 10026	$25,000	03/01/2007	38,462
Rhoda Intervivos Trust Andrew Gluck, Trustee 284 Route 27B Hudson, NY 12534	$25,000	03/01/2007	38,462
Andrew Gluck 284 Route 27B Hudson, NY 12534	$25,000	03/01/2007	38,462
William Bryce Combs 1310 South Palmway Lake Worth, FL 33460	$25,000	03/01/2007	38,462
Nangarhil, LLC 3 Nancy Place Berkeley Heights, NJ 07922	$25,000	03/01/2007	38,462
Joseph L. Rosenstreich 3215 Clubhouse Road Merrick, NY 11566-4812	$20,000	03/01/2007	30,769
Richard Steiner 1356 Dover Road Salt Lake City, UT 84108	$20,000	03/01/2007	30,769
Gloria Mosseri 351 E. 84th Street, #22-E New York, NY 10028	$10,000	03/01/2007	15,385
Jeffrey Mosseri 351 E. 84th Street, #22-E New York, NY 10028	$10,000	03/01/2007	15,385
Daniela Laufer Trust Jeffrey Mosseri, Trustee 351 E. 84th Street, #22-E New York, NY 10028	$10,000	03/01/2007	15,385
Chestnut Ridge Partners, LP 50 Tice Boulevard Woodcliff Lake, NJ 07677	$250,000	03/01/2007	384,615
The Arthur Kontos Foundation Rive Unit 1703 Monmouth Beach, NJ 07750	$100,000	03/01/2007	153,846
Vivette Ancona 45 Sutton Place, South New York, NY 10022	$5,000	03/01/2007	7,692
Lorianne O'Connor 128 Squire Hill Rd. Montclair, NJ 07043	$25,000	03/01/2007	38,462
Murphy & Durieu, L.P. 120 Broadway New York, NY 10005	$41,685.11	03/01/2007	64,131
Thomas E. Cain 98 El Freda Circle Tempe, AZ 85283	$100,000	3/12/2007	153,846
Michael Maiello 140 Hockhockson Road Colts Neck, NJ 07722	$25,000	3/12/2007	38,462
Opaline International, Inc. Bayside Executive Park West Bay Street Nassau, Bahamas	$100,000	3/12/2007	153,846
Stacia J. Hachem 160 Fenmore Road Mamaroneck, NY 10543	$25,000	3/12/2007	38,462
Saul Schwartzman 10 Mountainside Park Terrace Montclair, NJ 07043	$25,000	3/12/2007	38,462
Kuekenhof Equity Fund, LLP c/o Michael C. James 22 Church Street, Suite 5 Ramsey, NJ 07446	$100,000	3/12/2007	153,846